UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 30, 2024
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec Avenue, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	EFSCP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2024, in connection with its ongoing efforts in expanding the skills and experience of its directors, the Board of Directors (“Board”) of Enterprise Financial Services Corp (the “Company’) appointed Michael E. Finn to the Board. Mr. Finn will also serve as a director on the Board of Directors of the Company’s wholly owned subsidiary, Enterprise Bank & Trust. Mr. Finn will serve until the 2025 annual meeting of shareholders (when he will be nominated for reelection by the shareholders of the Company). As compensation for his service on the Board, Mr. Finn will receive the Company's standard Compensation for non-employee directors on a pro rata basis, which is described under the heading "Director Compensation" in the Company's definitive proxy statement relating to the Company's 2024 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 19, 2024.

Michael E. Finn has served as Senior Advisor at Treliant, LLC since March 2023. Previously, he served as chief risk officer at Sterling Bancorp (Nasdaq: SBT) from June 2015 to January 2022; Chief Risk Officer at Hudson Valley Holding Corp (NYSE: HVB) from January 2014 to June 2015; senior advisor to deputy comptroller at the Office of the Comptroller Northeastern District from August 2011 to November 2013; Regional Director at the Office of Thrift Supervisions Northeast Region from September 2004 to August 2011. Mr. Finn serves as a director at Career Resources Inc. (a privately held nonprofit) since September 2022 and previously served as a director at Junior Achievement of New York from 2018 to 2022. Mr. Finn brings extensive risk management and regulatory expertise to the Board and has over 35 years of experience as a chief risk officer at public companies and a senior regulatory leader at the Office of the Comptroller of the Currency and Office of Thrift Supervision.

There are no transactions that would be required to be reported under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between the newly appointed director and any other person pursuant to which any of the newly appointed director was appointed to serve on the Board. At this time, the Board committee assignments for Mr. Finn have not been determined.

Item 7.01 Regulation FD Disclosure.

On November 4, 2024 the Company issued a press release announcing the appointment of Mr. Finn to the Board as discussed in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished under Item 7.01 of this Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number    Description

99.1        Press Release dated November 4, 2024.
104        The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	November 4, 2024	By:	/s/ Troy R. Dumlao
Troy R. Dumlao
Executive Vice President and Chief Accounting Officer